Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 17, 2025, relating to the financial statements of WaterBridge Equity Finance LLC appearing in Registration Statement No. 333-289823 on Form S-1 of WaterBridge Infrastructure LLC. We also consent to the reference to us under the heading "Experts" in such Registration Statement appearing in Registration Statement No. 333-289823 on Form S-1.

/s/ Deloitte & Touche LLP

Houston, Texas

September 16, 2025